Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Brad Shepherd, Director, Investor Relations
(617) 796-8245

Five Star Quality Care, Inc. Enters Into New $100 Million Credit Facility

Newton, MA (February 27, 2017):  Five Star Quality Care, Inc. (Nasdaq: FVE) today announced that it has entered into a new $100 million secured revolving credit facility, with terms substantially the same as its previously existing facility that was scheduled to mature on April 17, 2017. The new credit facility replaced that prior facility.

The maturity date of the new credit facility is February 24, 2020 and includes two, one year extension options which can be executed by Five Star to extend the facility through February 24, 2022. The new credit facility requires interest to be paid on outstanding borrowings at LIBOR plus a spread of 250 basis points. The new credit facility is secured by real estate mortgages on 10 senior living communities with 1,219 living units owned by Five Star with a total appraised value of approximately $212 million. Five Star also owns an additional 10 unencumbered senior living communities with 856 living units.

Citigroup Global Markets Inc. and RBC Capital Markets acted as the Joint Lead Arrangers and Joint Bookrunners for the new credit facility. Banks participating in the new credit facility are as follows:

Name of Institution	Facility Title

Citibank, N.A.	Administrative Agent

Royal Bank of Canada	Syndication Agent

Compass Bank	Lender

PNC Bank, National Association	Lender

Citizens Bank, N.A.	Lender

UBS AG Stamford Branch	Lender

Five Star Quality Care, Inc. is a senior living and healthcare services company that owns, leases and manages senior living communities, including primarily private pay independent and assisted living communities located throughout the U.S. Five Star is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER FIVE STAR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, FIVE STAR IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON FIVE STAR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY FIVE STAR’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THE AMOUNT OF AVAILABLE BORROWINGS UNDER THE NEW CREDIT FACILITY IS SUBJECT TO FIVE STAR HAVING QUALIFIED COLLATERAL, WHICH IS PRIMARILY BASED ON THE VALUE OF THE ASSETS SECURING FIVE STAR’S OBLIGATIONS UNDER THE NEW CREDIT FACILITY. ACCORDINGLY, THE AVAILABILITY OF BORROWINGS UNDER THE NEW CREDIT FACILITY AT ANY TIME MAY BE LESS THAN $100.0 MILLION.  ADDITIONALLY, THE AVAILABILITY OF BORROWINGS UNDER THE NEW CREDIT FACILITY IS SUBJECT TO FIVE STAR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CUSTOMARY CONDITIONS THAT IT MAY BE UNABLE TO SATISFY.

•                  FIVE STAR’S OPTIONS TO EXTEND THE MATURITY DATE OF THE NEW CREDIT FACILITY ARE SUBJECT TO FIVE STAR’S PAYMENT OF EXTENSION FEES AND MEETING OTHER CONDITIONS. THE APPLICABLE CONDITIONS MAY NOT BE MET.

•                  ACTUAL COSTS UNDER THE NEW CREDIT FACILITY WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH THE NEW CREDIT FACILITY.

•                  THIS PRESS RELEASE STATES THAT FIVE STAR OWNS 10 UNENCUMBERED SENIOR LIVING COMMUNITIES WITH 856 LIVING UNITS. THIS MAY IMPLY THAT FIVE STAR WILL BE ABLE TO OBTAIN ADDITIONAL FINANCING IN THE FUTURE BY USING THOSE PROPERTIES AS COLLATERAL FOR ANY SUCH FINANCING. THE AMOUNT OF ANY SUCH FINANCING THAT FIVE STAR MAY BE ABLE TO OBTAIN ON THE BASIS OF THESE PROPERTIES

SERVING AS COLLATERAL WOULD LIKELY BE SUBJECT TO THE VALUE OF THOSE PROPERTIES AT THAT TIME. FIVE STAR CANNOT BE SURE THAT IT WOULD BE ABLE TO OBTAIN ADDITIONAL FINANCING IN THE FUTURE BY USING THESE PROPERTIES AS COLLATERAL OR OTHERWISE.

THE INFORMATION CONTAINED IN FIVE STAR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN FIVE STAR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE FIVE STAR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY FIVE STAR’S FORWARD LOOKING STATEMENTS.  FIVE STAR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, FIVE STAR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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